                                           AMERICAN SKANDIA ADVISOR FUNDS, INC.
                                                  SUB-ADVISORY AGREEMENT
                                                  ----------------------

THIS  AGREEMENT  is between  American  Skandia  Investment  Services,  Incorporated  and  Prudential  Investments  LLC (the
"Investment Manager") and American Century Investment Management, Inc. (the "Sub-Adviser").

                                                    W I T N E S S E T H
                                                    - - - - - - - - - -

WHEREAS,  American Skandia Advisor Funds, Inc. (the "Company") is a Maryland corporation  organized with one or more series of shares and is registered as an open-end  management  investment  company  under the  Investment  Company Act of 1940, as amended (the "ICA"); and

WHEREAS,  the  Investment  Manager and the  Sub-Adviser  each is an  investment  adviser  registered  under the  Investment
Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS,  the Board of Directors of the Company (the "Directors") have engaged the Investment  Manager to act as investment manager for the ASAF American Century  International Growth Fund (the "Fund"),  one series of the Company,  under the terms of a management agreement, dated May 1, 2003 with the Company (the "Management Agreement"); and

WHEREAS, the Investment Manager,  acting pursuant to the Management  Agreement,  wishes to engage the Sub-Adviser,  and the
Directors have approved the engagement of the Sub-Adviser,  to provide investment advice and other investment  services set forth below.

NOW, THEREFORE, the Investment Manager and the Sub-Adviser agree as follows:

1.       Investment  Services.  The Sub-Adviser will formulate and implement a continuous  investment  program for the Fund
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conforming to the investment  objective,  investment policies and restrictions of the Fund as set forth in the Registration
Statement  of the Company as in effect from time to time (the  "Registration  Statement"),  the  Agreement  and Articles of
Incorporation and By-laws of the Company, and any investment  guidelines or other instructions  received by the Sub-Adviser in writing from the  Investment  Manager from time to time.  Any  amendments to the foregoing  documents will not be deemed effective  with  respect  to the  Sub-Adviser  until the  Sub-Adviser's  receipt  thereof.  The  appropriate  officers  and employees  of the  Sub-Adviser  will be  available to consult with the  Investment  Manager,  the Company and  Directors at
reasonable  times and upon reasonable  notice  concerning the business of the Company,  including  valuations of securities which are not  registered  for public sale,  not traded on any  securities  market or otherwise may be deemed  illiquid for purposes of the ICA;  provided it is understood  that the  Sub-Adviser is not  responsible  for daily pricing of the Fund's assets.

         Subject to the supervision and control of the Investment Manager,  which in turn is subject to the supervision and control of the  Directors,  the  Sub-Adviser  in its  discretion  will  determine  which  issuers  and  securities  will be purchased,  held, sold or exchanged by the Fund or otherwise  represented in the Fund's  investment  portfolio from time to time and,  subject to the  provisions of paragraph 3 of this  Agreement,  will place orders with and give  instructions  to brokers,  dealers and others for all such  transactions  and cause such  transactions  to be executed.  Custody of the Fund will be maintained by a custodian bank (the  "Custodian") and the Investment  Manager will authorize the Custodian to honor orders and  instructions  by employees of the Sub-Adviser  designated by the Sub-Adviser to settle  transactions in respect of the Fund.  No assets may be withdrawn  from the Fund other than for  settlement  of  transactions  on behalf of the Fund except upon the written  authorization  of  appropriate  officers of the Company who shall have been  certified  as such by proper authorities of the Company prior to the withdrawal.

         The Sub-Adviser will not be responsible for the provision of  administrative,  bookkeeping or accounting  services to the Fund except as specifically  provided  herein,  as required by the ICA or the Advisers Act or as may be requested by the Directors.  Any records maintained hereunder shall be the property of the Fund and surrendered promptly upon request.

         In furnishing  the services under this  Agreement,  the  Sub-Adviser  will comply with and use its best efforts to enable  the  Fund to  conform  to the  requirements  of:  (i) the ICA and  the  regulations  promulgated  thereunder;  (ii)
Subchapter M of the Internal Revenue Code and the regulations  promulgated  thereunder;  (iii) other applicable  provisions of state or federal law; (iv) the Agreement and Articles of  Incorporation  and By-laws of the Company  communicated to the
Sub-Advisor  by the  Investment  Manager in writing;  (v) policies  and  determinations  of the Company and the  Investment
Manager  provided to the  Sub-Adviser  in  writing;  (vi) the  fundamental  and  non-fundamental  investment  policies  and restrictions  applicable to the Fund, as set out in the Registration  Statement in effect,  or as such investment  policies and  restrictions  from time to time may be amended by the Fund's  shareholders  or the Directors and  communicated  to the
Sub-Adviser in writing; (vii) the Registration  Statement;  and (viii) investment guidelines or other instructions received in writing from the Investment  Manager.  Notwithstanding  the foregoing,  the Sub-Adviser  shall have no responsibility to monitor  compliance with  limitations or restrictions for which  information from the Investment  Manager or its authorized agents is required to enable the  Sub-Adviser  to monitor  compliance  with such  limitations or  restrictions  unless such information is provided to the Sub-adviser in writing.  The  Sub-Adviser  shall supervise and monitor the activities of its representatives, personnel and agents in connection with the investment program of the Fund.

         Nothing in this Agreement shall be implied to prevent the Investment  Manager from engaging other  sub-advisers to provide  investment  advice and other services to the Fund or to series of the Company for which the  Sub-Adviser  does not provide such  services,  or to prevent the Investment  Manager from providing such services  itself in relation to the Fund or such other series.  The  Sub-Advisor  and the Investment  Manager  understand  and agree that if the Investment  Manager manages the Fund in a  "manager-of-managers"  style,  the  Investment  Manager will,  among other things,  (i)  continually evaluate the performance of the  Sub-Advisor  through  quantitative  and qualitative  analysis and  consultations  with the
Sub-Advisor,  (ii)  periodically  make  recommendations  to the Company's Board as to whether the contract with one or more sub-advisors  should be renewed,  modified or terminated,  and (iii)  periodically  report to the Company's Board regarding the results of its evaluation and monitoring  functions.  The  Sub-Advisor  recognizes  that its services may be terminated or modified pursuant to this process.

         The Sub-Advisor  acknowledges that the Investment Manager and the Company intend to rely on Rules 17a-10 and 10f-3 under the ICA, and the  Sub-Advisor  hereby agrees that it shall not consult with any other  Sub-Advisor to the Fund or the
Company with respect to  transactions  in securities  for the Fund's  portfolio or any other  transactions  of Fund assets.
The Sub-Advisor  further  acknowledges that it shall not consult with any other sub-advisor of the Fund that is a principal underwriter or an affiliated  person of a principal  underwriter  with respect to transactions in securities for the Fund's portfolio or any other  transactions  of Fund assets,  and that its investment  advisory  responsibilities  as set forth in this Agreement are limited to such discrete portion of the Fund's portfolio as determined by the Investment Manager.

         The Sub-Adviser  shall be responsible for the preparation and filing of Schedule 13-G and Form 13-F reflecting the
Fund's  securities  holdings.  The Sub-Adviser  shall not be responsible for the preparation or filing of any other reports required of the Fund by any governmental or regulatory agency, except as expressly agreed to in writing.

2.       Investment  Advisory  Facilities.  The  Sub-Adviser,  at  its  expense,  will  furnish  all  necessary  investment
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facilities, including salaries of personnel, required for it to execute its duties hereunder.

3.       Execution of Fund  Transactions.  In connection  with the investment and  reinvestment  of the assets of the Fund,
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the Sub-Adviser is responsible for the selection of  broker-dealers  to execute purchase and sale transactions for the Fund in  conformity  with the policy  regarding  brokerage as set forth in the  Registration  Statement or as the  Directors may
determine  from  time  to  time,  as  well  as  the  negotiation  of  brokerage   commission   rates  with  such  executing
broker-dealers.   Generally,  the  Sub-Adviser's  primary  consideration  in  placing  Fund  investment  transactions  with broker-dealers  for execution  will be to obtain,  and maintain the  availability  of, best execution at the best available price and in the most effective manner possible.

         Consistent with this policy, the Sub-Adviser,  in selecting  broker-dealers and negotiating  brokerage  commission rates,  will take all relevant factors into  consideration,  including,  but not limited to: the best price available;  the reliability,  integrity and financial  condition of the  broker-dealer;  the size of and difficulty in executing the order;
and the value of the expected  contribution of the broker-dealer to the investment  performance of the Fund on a continuing basis.  Subject to such policies and procedures as the Directors may determine,  the  Sub-Adviser  shall have discretion to effect investment transactions for the Fund through broker-dealers  (including,  to the extent permissible under applicable law,  broker-dealers  affiliated with the Sub-Adviser)  qualified to obtain best execution of such transactions who provide brokerage and/or research services,  as such services are defined in section 28(e) of the Securities  Exchange Act of 1934, as amended (the "1934 Act"), and to cause the Fund to pay any such  broker-dealers  an amount of commission for effecting a portfolio  investment  transaction  in excess of the amount of  commission  another  broker-dealer  would have  charged for effecting that  transaction,  if the  Sub-Adviser  determines in good faith that such amount of commission is reasonable in relation to the value of the  brokerage  or research  services  provided by such  broker-dealer,  viewed in terms of either that particular  investment  transaction or the Sub-Adviser's  overall  responsibilities with respect to the Fund and other accounts as to which the Sub-Adviser  exercises  investment  discretion (as such term is defined in section 3(a)(35) of the
1934 Act).  Allocation of orders placed by the  Sub-Adviser on behalf of the Fund to such  broker-dealers  shall be in such amounts and proportions as the Sub-Adviser  shall  determine in good faith in conformity  with its  responsibilities  under applicable  laws,  rules and  regulations.  The  Sub-Adviser  will submit  reports on such  allocations  to the  Investment
Manager  regularly as reasonably  requested by the  Investment  Manager,  in such form as may be mutually  agreed to by the parties hereto, indicating the broker-dealers to whom such allocations have been made and the basis therefor.

         Subject to the foregoing  provisions of this paragraph 3, the  Sub-Adviser may also consider the sale of interests in the Fund, or may consider or follow  recommendations  of the  Investment  Manager that take such sales into account,  as factors in the  selection  of  broker-dealers  to effect the Fund's  investment  transactions.  Notwithstanding  the above, nothing shall require the  Sub-Adviser  to use a  broker-dealer  which  provides  research  services or to use a particular broker-dealer which the Investment Manager has recommended.

4.       Reports by the Sub-Adviser.  The Sub-Adviser  shall furnish the Investment  Manager monthly,  quarterly and annual
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reports  concerning the  transactions,  performance  and  compliance of the Fund in such form as may be mutually  agreed so that the  Investment  Manager may review the Fund or discuss the management of it. The  Sub-Adviser  shall permit the books and records  maintained  with respect to the Fund to be inspected  and audited by the Company,  the  Investment  Manager or their  respective  agents at all reasonable  times during normal  business hours upon  reasonable  notice.  The Sub-Adviser shall  immediately  notify both the  Investment  Manager and the Company of any legal process  served upon it in connection with its activities  hereunder,  including any legal process served upon it on behalf of the Investment  Manager,  the Fund or the  Company.  The  Sub-Adviser  shall  promptly  notify the  Investment  Manager of (1) any changes in any  information regarding the Sub-Adviser or (2) any violation of any  requirement,  provision,  policy or restriction that the Sub-adviser is required to comply with under paragraph 1 of this Agreement.

5.       Compensation  of the  Sub-Adviser.  The amount of the  compensation  to the  Sub-Adviser  is computed at an annual
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rate.  The fee shall be payable  monthly in arrears,  based on the average daily net assets of the Fund for each month,  at the annual rate set forth in Exhibit A to this Agreement.

         In computing the fee to be paid to the  Sub-Adviser,  the net asset value of the Fund shall be valued as set forth in the  Registration  Statement.  If this Agreement is terminated,  the payment  described  herein shall be prorated to the date of termination.

         The  Investment  Manager and the  Sub-Adviser  shall not be  considered  as partners  or  participants  in a joint venture.  The  Sub-Adviser  will pay its own expenses for the services to be provided  pursuant to this  Agreement and will not be  obligated  to pay  any  expenses  of  the  Investment  Manager,  the  Fund  or the  Company.  Except  as  otherwise specifically  provided herein, the Investment  Manager,  the Fund and the Company will not be obligated to pay any expenses of the Sub-Adviser.

6.       Delivery of  Documents to the  Sub-Adviser.  The  Investment  Manager has  furnished  the  Sub-Adviser  with true,
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correct and complete copies of each of the following documents:

         (a)      The Agreement and Articles of Incorporation, as in effect on the date hereof;

         (b)      The By-laws of the Company, as in effect on the date hereof;

         (c)      The resolutions of the Directors  approving the engagement of the Sub-Adviser as portfolio manager of the
                  Fund and approving the form of this Agreement;

         (d)      The resolutions of the Directors  selecting the Investment  Manager as investment manager to the Fund and approving the form of the Management Agreement;

         (e)      The Management Agreement;

         (f)      The Code of Ethics of the Company and of the Investment Manager, as in effect on the date hereof; and

         (g)      A list of companies the securities of which are not to be bought or sold for the Fund.

         The  Investment  Manager  will  furnish the  Sub-Adviser  from time to time with  copies,  properly  certified  or otherwise  authenticated,  of all amendments of or supplements to the foregoing,  if any. Such amendments or supplements as to items (a)  through  (f)  above  will be  provided  within 30 days of the time such  materials  become  available  to the
Investment  Manager.  Such  amendments or  supplements  as to item (g) above will be provided not later than the end of the business  day next  following  the date  such  amendments  or  supplements  become  known to the  Investment  Manager.  Any amendments  or  supplements  to the  foregoing  will not be deemed  effective  with  respect to the  Sub-Adviser  until the
Sub-Adviser's  receipt  thereof.  The Investment  Manager will provide such  additional  information as the Sub-Adviser may reasonably request in connection with the performance of its duties hereunder.

7.       Delivery of Documents to the Investment  Manager.  The Sub-Adviser has furnished the Investment Manager with true,
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correct and complete copies of each of the following documents:

         (a)      The Sub-Adviser's Form ADV as filed with the Securities and Exchange Commission as of the date hereof;

         (b)      The Sub-Adviser's most recent balance sheet;

         (c)      Separate  lists of persons who the  Sub-Adviser  wishes to have  authorized  to give written  and/or oral instructions to Custodians of Company assets for the Fund; and

         (d)      The Code of Ethics of the Sub-Adviser, as in effect on the date hereof.

         The  Sub-Adviser  will  furnish the  Investment  Manager  from time to time with  copies,  properly  certified  or otherwise  authenticated,  of all amendments of or supplements  to the foregoing,  if any.  Amendments of or supplements to items  (a),  (c) and (d)  above  will be  provided  within  30 days of the time  such  materials  become  available  to the
Sub-Adviser.  With respect to item (b) above,  the  Sub-Adviser  will timely furnish the Investment  Manager with a copy of the document,  properly certified or otherwise  authenticated,  upon request by the Investment  Manager.  Any amendments or supplements  to the foregoing  will not be deemed  effective  with respect to the  Investment  Manager until the Investment
Manager's receipt thereof.  The Sub-Adviser will provide  additional  information as the Investment  Manager may reasonably request in connection with the Sub-Adviser's performance of its duties under this Agreement.

8.       Confidential  Treatment.  The parties hereto  understand  that any information or  recommendation  supplied by the
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Sub-Adviser in connection with the performance of its obligations  hereunder is to be regarded as confidential  and for use only by the Investment  Manager,  the Company or such persons the Investment  Manager may designate in connection  with the
Fund. The parties also understand  that any  information  supplied to the Sub-Adviser in connection with the performance of its obligations  hereunder,  particularly,  but not limited to, any list of securities  which may not be bought or sold for the Fund,  is to be regarded as  confidential  and for use only by the  Sub-Adviser  in connection  with its  obligation to provide investment advice and other services to the Fund.

9.       Representations  of the Parties.  Each party hereto hereby further  represents and warrants to the other that: (i)
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it is  registered as an  investment  adviser under the Advisers Act and is registered or licensed as an investment  adviser under the laws of all  jurisdictions in which its activities  require it to be so registered or licensed;  and (ii) it will use its  reasonable  best efforts to maintain each such  registration  or license in effect at all times during the term of this  Agreement;  and (iii) it will promptly  notify the other if it ceases to be so  registered,  if its  registration  is suspended for any reason,  or if it is notified by any regulatory  organization or court of competent  jurisdiction that it should show cause why its  registration  should not be suspended or  terminated;  and (iv) it is duly  authorized  to enter into this Agreement and to perform its obligations hereunder.

         The Sub-Adviser  further  represents that it has adopted a written Code of Ethics in compliance with Rule 17j-1(b)
of the ICA.  The  Sub-Adviser  shall be  subject  to such Code of Ethics  and shall  not be  subject  to any other  Code of
Ethics,  including  the  Investment  Manager's  Code  of  Ethics,  unless  specifically  adopted  by the  Sub-Adviser.  The
Investment  Manager further  represents and warrants to the Sub-Adviser  that (i) the appointment of the Sub-Adviser by the
Investment  Manager  has been duly  authorized  and (ii) it has  acted  and will  continue  to act in  connection  with the transactions  contemplated hereby, and the transactions  contemplated hereby are, in conformity with the ICA, the Company's governing documents and other applicable laws.

10.      Liability.  In the absence of willful  misfeasance,  bad faith,  gross  negligence  or reckless  disregard for its
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obligations  hereunder,  the  Sub-Adviser  shall not be liable to the Company,  the Fund,  the Fund's  shareholders  or the
Investment  Manager  for any act or  omission  resulting  in any  loss  suffered  by the  Company,  the  Fund,  the  Fund's shareholders  or the  Investment  Manager in  connection  with any service to be provided  herein.  The Federal laws impose responsibilities  under certain circumstances on persons who act in good faith, and therefore,  nothing herein shall in any way constitute a waiver or limitation of any rights which the Company,  the Fund or the  Investment  Manager may have under applicable law.
         The Investment  Manager agrees that the Sub-Adviser  shall not be liable for any failure to recommend the purchase or sale of any  security on behalf of the Fund on the basis of any  information  which  might,  in  Sub-Adviser's  opinion, constitute a violation of any federal or state laws,  rules or  regulations.  The  Investment  Manager  shall  consult from time to time with the Sub-Adviser to review the  Sub-Adviser's  performance  under this Agreement.  The Investment  Manager agrees that,  subject to the  investment  objective,  investment  policies and investment  restrictions  of the Fund as set forth in the Company's  Registration  Statement as in effect from time to time, the fact that the Sub-Adviser may adhere to an  investment  style for the Fund that is  generally  used by the  Sub-Adviser  in managing  any of its other  domestic or foreign equity or fixed income mutual funds shall not mean that the  Sub-Adviser  has acted with willful  misfeasance,  bad faith, gross negligence or reckless disregard for its obligations hereunder.

11.      Other  Activities of the Sub-Adviser.  The Investment  Manager agrees that the Sub-Adviser and any of its partners
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or employees,  and persons  affiliated  with the  Sub-Adviser or with any such partner or employee,  may render  investment management or advisory  services to other investors and  institutions,  and that such investors and  institutions  may own, purchase or sell,  securities  or other  interests in property  that are the same as,  similar to, or different  from those which are selected for  purchase,  holding or sale for the Fund.  The  Investment  Manager  further  acknowledges  that the
Sub-Adviser  shall be in all respects free to take action with respect to investments  in securities or other  interests in property that are the same as,  similar to, or different  from those  selected for purchase,  holding or sale for the Fund.
The Investment  Manager  understands that the Sub-Adviser shall not favor or disfavor any of the  Sub-Adviser's  clients or class of clients in the allocation of investment  opportunities,  so that to the extent practical,  such opportunities will be  allocated  among  the  Sub-Adviser's  clients  over a period  of time on a fair and  equitable  basis.  Notwithstanding paragraph 8 above,  nothing in this Agreement  shall impose upon the Sub-Adviser any obligation (i) to purchase or sell, or recommend for purchase or sale,  for the Fund any security  which the  Sub-Adviser,  its partners,  affiliates or employees may purchase or sell for the  Sub-Adviser or such  partner's,  affiliate's or employee's own accounts or for the account of any other client of the  Sub-Adviser,  advisory or otherwise,  or (ii) to abstain from the purchase or sale of any security for the Sub-Adviser's  other clients,  advisory or otherwise,  which the Investment Manager has placed on the list provided pursuant to paragraph 6(g) of this Agreement.

12.      Continuance  and  Termination.  This  Agreement  shall  remain in full force and effect for one year from the date
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hereof,  and is  renewable  annually  thereafter  by  specific  approval of the  Directors  or by vote of a majority of the outstanding  voting  securities of the Fund.  Any such renewal shall be approved by the vote of a majority of the Directors who are not  interested  persons  under  the ICA,  cast in person at a meeting  called  for the  purpose  of voting on such renewal.  This Agreement may be terminated  without penalty at any time by the Investment  Manager or the Sub-Adviser  upon
60 days written  notice,  and will  automatically  terminate in the event of (i) its  "assignment"  by either party to this
Agreement,  as such term is  defined in the ICA,  subject  to such  exemptions  as may be  granted  by the  Securities  and
Exchange  Commission by rule,  regulation or order,  or (ii) upon  termination  of the Management  Agreement,  provided the
Sub-Adviser has received prior written notice thereof.

13.      Notification.  The  Sub-Adviser  will notify the Investment  Manager within a reasonable time of any change in the
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personnel of the Sub-Adviser with  responsibility for making investment  decisions in relation to the Fund or who have been authorized to give instructions to the Custodian.

         Any notice,  instruction or other  communication  required or  contemplated by this Agreement shall be in writing.
All such  communications  shall be addressed to the  recipient at the address set forth below,  provided  that either party may, by notice, designate a different recipient and/or address for such party.

Investment Manager:        American Skandia Investment Services, Incorporated
                           Gateway Center Three
                           100 Mulberry Street
                           Newark, NJ 07102
                           Attention:  Robert F. Gunia
                           Executive Vice President

Sub-Adviser:               American Century Investment Management, Inc.
                           4500 Main Street
                           Kansas City, Missouri 64111
                           Attention: William M. Lyons
                           Executive Vice President & Chief Operating Officer

Company:          American Skandia Advisor Funds, Inc.
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention: Law Department

14.      Indemnification.  The  Sub-Adviser  agrees to indemnify and hold harmless the Investment  Manager,  any affiliated
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person within the meaning of Section 2(a)(3) of the ICA  ("affiliated  person") of the Investment  Manager and each person, if any who,  within the  meaning of  Section 15 of the  Securities  Act of 1933,  as  amended  (the "1933  Act"),  controls
("controlling  person") the Investment  Manager,  against any and all losses,  claims,  damages,  liabilities or litigation
(including  reasonable legal and other expenses),  to which the Investment Manager or such affiliated person or controlling person of the  Investment  Manager may become  subject  under the 1933 Act,  the ICA,  the  Advisers  Act,  under any other statute, law, rule or regulation, at common law or otherwise,  arising out of the Sub-Adviser's  responsibilities hereunder
(1) to the extent of and as a result of the willful misconduct,  bad faith, or gross negligence by the Sub-Adviser,  any of the Sub-Adviser's  employees or representatives  or any affiliate of or any person acting on behalf of the Sub-Adviser,  or
(2) as a result of any untrue  statement or alleged untrue  statement of a material fact relating to the Sub-Adviser or the
Sub-Adviser's  activities in connection with the investment  program for the Fund contained in the Registration  Statement, including  any  amendment  thereof or any  supplement  thereto,  or the  omission or alleged  omission  to state  therein a material  fact  required  to be stated  therein or  necessary  to make the  statement  therein  not  misleading,  if such a statement or omission was made in reliance upon and in conformity  with written  information  furnished by the  Sub-Adviser to the  Investment  Manager,  the Fund, the Company or any affiliated  person of the  Investment  Manager,  the Fund or the
Company or upon verbal  information  confirmed by the Sub-Adviser in writing,  or (3) to the extent of, and as a result of, the failure of the Sub-Adviser to execute,  or cause to be executed,  portfolio  investment  transactions  according to the requirements  of the ICA;  provided,  however,  that in no case is the  Sub-Adviser's  indemnity in favor of the Investment
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Manager or any  affiliated  person or controlling  person of the  Investment  Manager deemed to protect such person against any  liability to which any such person  would  otherwise  be subject by reason of willful  misconduct,  bad faith or gross negligence in the  performance  of its duties or by reason of its reckless  disregard of its  obligations  and duties under this Agreement;  and, provided further,  that in the case of an alleged untrue statement or omission of a material fact for
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which the  Sub-Advisor  provides this  indemnity,  the Investment  Manager shall  reimburse the Sub-Advisor for all amounts paid pursuant to this  indemnity  unless (1) a court of competent  jurisdiction  shall issue a final  judgment that such an untrue  statement  or omission of material  fact did occur,  or (2) in the case of a claim or other  matter  disposed of by settlement  or similar  agreement  among the parties,  Investment  Manager and  Sub-Advisor  shall have  received a written opinion from independent legal counsel  agreeable to the Investment  Manager and Sub-Advisor to the effect that, based on a review of readily available facts, such an untrue statement or omission of material fact did occur.

         The  Investment  Manager  agrees to indemnify  and hold harmless the  Sub-Adviser,  any  affiliated  person of the
Sub-Adviser  and each  controlling  person  of the  Sub-Adviser,  if any,  against  any and all  losses,  claims,  damages, liabilities or litigation  (including  reasonable  legal and other  expenses),  to which the Sub-Adviser or such affiliated person or  controlling  person of the  Sub-Adviser  may become subject under the 1933 Act, the ICA, the Advisers Act, under any  other  statute,  law,  rule or  regulation,  at common  law or  otherwise,  arising  out of the  Investment  Manager's responsibilities  as  investment  manager of the Fund (1) to the extent of and as a result of the willful  misconduct,  bad faith, or gross negligence by the Investment Manager,  any of the Investment  Manager's employees or representatives or any affiliate  of or any person  acting on behalf of the  Investment  Manager,  or (2) as a result of any untrue  statement  or alleged untrue statement of a material fact contained in the  Registration  Statement,  including any amendment  thereof or any  supplement  thereto,  or the  omission or alleged  omission  to state  therein a material  fact  required to be stated
therein or necessary to make the statement  therein not misleading,  if such a statement or omission was made other than in reliance upon and in conformity with written  information  furnished by the  Sub-Adviser,  or any affiliated  person of the
Sub-Adviser or other than upon verbal information  confirmed by the Sub-Adviser in writing;  provided,  however, that in no
                                                                                             --------   -------
case is the Investment  Manager's  indemnity in favor of the Sub-Adviser or any affiliated person or controlling  person of the  Sub-Adviser  deemed to protect such person  against any liability to which any such person would  otherwise be subject by reason of  willful  misconduct,  bad faith or gross  negligence  in the  performance  of its  duties or by reason of its reckless  disregard  of its  obligations  and duties  under this  Agreement.  It is agreed  that the  Investment  Manager's indemnification  obligations under this Section 14 will extend to expenses and costs (including  reasonable attorneys fees)
incurred by the  Sub-Adviser as a result of any litigation  brought by the Investment  Manager  alleging the  Sub-Adviser's failure to perform its obligations  and duties in the manner required under this Agreement  unless judgment is rendered for the Investment Manager.

15.      Conflict of Laws. The provisions of this Agreement shall be subject to all applicable  statutes,  laws,  rules and
         ----------------
regulations,  including,  without limitation,  the applicable  provisions of the ICA and rules and regulations  promulgated thereunder.  To the extent that any provision  contained  herein  conflicts  with any such  applicable  provision of law or regulation,  the latter shall control.  The terms and provisions of this  Agreement  shall be interpreted  and defined in a manner  consistent  with the  provisions and  definitions  of the ICA. If any provision of this Agreement  shall be held or made invalid by a court  decision,  statute,  rule or otherwise,  the remainder of this  Agreement  shall  continue in full force and effect and shall not be affected by such invalidity.

16.      Amendments,  Waivers, etc. Provisions of this Agreement may be changed,  waived,  discharged or terminated only by
         --------------------------
an instrument in writing signed by the party against which enforcement of the change,  waiver,  discharge or termination is sought.  This Agreement  (including  Exhibit A hereto) may be amended at any time by written mutual consent of the parties, subject to the requirements of the ICA and rules and regulations promulgated and orders granted thereunder.

17.      Governing  State Law. This  Agreement is made under,  and shall be governed by and  construed in accordance  with,
         --------------------
the laws of the State of Connecticut.

18.      Severability.  Each  provision of this  Agreement is intended to be severable.  If any provision of this Agreement
         ------------
is held to be illegal or made invalid by court  decision,  statute,  rule or otherwise,  such illegality or invalidity will not affect the validity or enforceability of the remainder of this Agreement.

The effective date of this agreement is May 1, 2003.

FOR THE INVESTMENT MANAGER:                                   FOR THE SUB-ADVISER:

___________________________________                           ___________________________________
Robert F. Gunia
Executive Vice President

Date:    ____________________________                                  Date:    ____________________________

Attest:  ____________________________                                  Attest:  ____________________________

                                           American Skandia Advisor Funds, Inc.
                                      ASAF American Century International Growth Fund
                                                  Sub-Advisory Agreement

                                                         EXHIBIT A
                                                         ---------

         An annual rate of .45% of the  combined  average  daily net assets of the Fund and the series of American  Skandia
Company that are managed by the Sub-Adviser  and identified by the Sub-Adviser and the Investment  Manager as being similar to the Fund.